Beryl Zyskind
150 East 56th Street, Apt. 7A
New York, NY 10022

November 4, 2004

iBIZ Technology Corp.
2238 W. Lone Cactus Drive
Phoenix, AZ 85027

Gentlemen:

This letter (this “Letter Agreement”) shall confirm the understanding and agreement by and between Beryl Zyskind directly or through Stonemill Capital, Inc. or his designees (“Zyskind”) and iBIZ Technology Corp., a Florida corporation (“iBIZ”) with respect to the initial investment of seventy-five thousand ($75,000) dollars of the intended aggregate investment of one million five hundred thousand ($1,500,000) dollars for the purchase of shares of common stock, par value $.001 of iBIZ (the “Common Stock”). The investment of the balance of one million four hundred twenty-five thousand ($1,425,000) dollars is subject to iBIZ’s compliance with the terms of this Letter Agreement and the terms of the Definitive Agreement (as defined in Article “1” of this Letter Agreement), including, but not limited to, Articles “3”, “5”, “6” and “8” of this Letter Agreement.

1.  The parties understand that this Letter Agreement shall be superseded by a formal definitive agreement (the “Definitive Agreement”) to be entered into by the parties based upon substantially similar terms as those set forth in the Letter Agreement which is attached hereto and made a part hereof as Exhibit “A”. Zyskind shall have no obligation to advance any portion of the balance of one million four hundred twenty-five thousand ($1,425,000) dollars unless and until the Definitive Agreement is entered into by the parties. If the Definitive Agreement is not entered into, Zyskind’s sole obligation shall be to invest seventy-five thousand ($75,000) dollars as hereinabove set forth.

2.  The purchase price per share shall be equal to $.001.

3.  Zyskind shall, upon the execution of this Letter Agreement, invest seventy-five thousand ($75,000) dollars in exchange for seventy-five million (75,000,000) shares of Common Stock at a purchase price of $.001 per share. iBIZ agrees that Zyskind shall receive the shares of Common Stock with respect to this initial investment of seventy-five thousand ($75,000) dollars within ten (10) business days after receipt of the investment by iBIZ. If Zyskind does not receive the shares of Common Stock within said ten (10) business day period, iBIZ shall issue to Zyskind for each day that shares are late such number of shares of Common Stock as shall be equal to one (1%) percent of the number of shares of Common Stock purchased by Zyskind. For example, if the 75,000,000 shares of Common Stock are received by Zyskind two (2) days after the ten (10) business day period, iBIZ shall issue to Zyskind an additional one million five hundred (1,500,000) shares of Common Stock (determined by (i) multiplying 75,000,000 by 1% and (ii) multiplying the product of (i) by 2).

4.  Of the seventy-five thousand ($75,000) dollars invested upon the execution of this Letter Agreement, twenty-five thousand ($25,000) dollars shall be paid directly for IBIZ’s accounting fees.

5.  iBIZ agrees that it shall file at its expense a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) with respect to any shares of Common Stock to be issued to Zyskind as soon as reasonably possible following the filing with and approval by the SEC of iBIZ’s amended 10-K and 10-Qs but in no event later than March 31, 2005.

6.  iBIZ shall use its best efforts to ensure that the Registration Statement is effective within one hundred twenty (120) days after it has filed the Registration Statement with the SEC. If the Registration Statement is not timely filed pursuant to Article “5” of this Letter Agreement or effective within said one hundred twenty (120) day period, iBIZ shall issue to Zyskind for every thirty (30) days that the Registration Statement is not timely filed or effective after the one hundred twenty (120) day period such number of shares of Common Stock as shall be equal to five (5%) percent of the aggregate number of shares of Common Stock owned by Zyskind at such time; provided, however, Zyskind will no longer be entitled to such additional shares at such time as all of the Common Stock held by Zyskind can be sold under Rule 144(K). For example, if Zyskind owns an aggregate of seventy-five million (75,000,000) shares of Common Stock and the Registration Statement becomes effective one hundred eighty (180) days after it was filed with the SEC, then iBIZ shall issue to Zyskind an additional seven million five hundred thousand (7,500,000) shares of Common Stock (determined by (i) multiplying 75,000,000 by 5% and (ii) multiplying the product of (i) by 2 (determined by (a) subtracting 120 from 180 and (b) by dividing 60 (the difference) by 30)). As a further example, if the Registration Statement becomes effective forty-five (45) days after it has been filed with the SEC, then iBIZ shall not owe Zyskind any shares of Common Stock.

7.  iBIZ agrees and acknowledges that Zyskind shall have the right to designate two (2) members of iBIZ’s Board of Directors which shall consist of no more than five (5) directors and that the two (2) directors designated by Zyskind, together with Bryan Scott (“Scott”) and one (1) director appointed by Scott shall designate the fifth (5th) director.

8.  iBIZ further agrees and acknowledges that for a period commencing as of the date hereof and continuing until twenty-four (24) months after the investment of the aggregate amount of one million five hundred thousand ($1,500,000) dollars, it shall not:

A.  Conduct its business in any manner other than in the ordinary course;

B.  Take any action which would cause it to be removed, or fail to take any action which is necessary to prevent it from being removed, from the Over the Counter Bulletin Board, or be removed from the Over the Counter Bulletin Board for any reason;

C.  Issue any securities, options, warrants or other rights to acquire any of its securities in connection with any financing without the prior written consent of the new iBIZ Board of Directors;

D.  Increase the compensation payable or to become payable to any of its officers or directors or any immediate family of any officer or director, including, but not limited to, the following: any spouse, parent, spouse of a parent, mother-in-law, father-in-law, child, spouse of a child, sibling, spouse of a sibling, grandparent, spouse of a grandparent or any issue of the foregoing without the prior written consent of the new iBIZ Board of Directors;

E.  Convert any of the debt held by Laurus Master Fund, Ltd into shares of Common Stock without the prior written consent of the new iBIZ Board of Directors;

F.  Mortgage, pledge or subject to lien, charge or any other encumbrance, any of its tangible or intangible assets without the prior written consent of the new iBIZ Board of Directors;

G.  Sell, liquidate, or otherwise dispose of any of its assets, other than in the ordinary course of business without the prior written consent of the new iBIZ Board of Directors;

H.  Borrow or guarantee the borrowing of money without the prior written consent of the new iBIZ Board of Directors; and

I.  Enter into any agreement of merger, reorganization or consolidation with or into another entity or entities, regardless of whether iBIZ is the surviving entity without the prior written consent of the new iBIZ Board of Directors.

9.  iBIZ agrees that it shall pay all legal fees and costs incurred by Zyskind with respect to this transaction and that said legal fees and cost shall be deducted from all future payments made by Zyskind pursuant to the terms of this Letter Agreement and as deemed reasonable by the parties.

10.  iBIZ represents and warrants that it has the full right, power and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby and that the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly approved and authorized by all necessary action of its Board of Directors, and no further authorization shall be necessary on its part for the performance and consummation by it of the transactions contemplated hereby. iBIZ shall provide Zyskind with a certified copy of the resolution authorizing the transaction contemplated hereby upon his request, in such form as is acceptable to him.

This Letter Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings. This Letter Agreement may not be altered, changed or modified, except by a written instrument signed by each of the parties to this Letter Agreement. The validity, interpretation, and performance of this Letter Agreement shall be controlled by and construed under and in accordance with the laws of the State of New York without giving effect to conflict of laws. The parties hereby consent to and submit to personal jurisdiction over each of them by the courts of the State of New York in any action or proceeding, waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested. This Letter Agreement shall be binding upon each of the parties to this Letter Agreement, and upon their respective successors and assigns.

If this Letter Agreement accurately reflects our agreement, please sign where indicated below.

Sincerely,

/s/ Beryl Zyskind
Beryl Zyskind

Agreed and Accepted:

iBIZ Technology Corp.

By: /s/ Kenneth Schilling__________________
Name: Kenneth Schilling Title: President and CEO

/s/ Kenneth Schilling ____________________
Ken Schilling

/s/ Mark Perkins_________________________
Mark Perkins